Exhibit 5.1

787 Seventh Avenue
New York, NY 10019-6099
Tel: 212 728 8000
Fax: 212 728 8111

June 21, 2022

Fidelity National Information Services, Inc.

601 Riverside Avenue

Jacksonville, Florida 32204

Re:	REGISTRATION STATEMENT ON FORM S-3 FOR FIDELITY NATIONAL INFORMATION SERVICES, INC.

Ladies and Gentlemen:

We have acted as counsel for Fidelity National Information Services, Inc., a Georgia corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of a registration statement on Form S-3 (the “Registration Statement”) relating to the following securities of the Company: (i) unsecured senior debt securities (the “Senior Debt Securities”); (ii) unsecured subordinated debt securities (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”); (iii) shares of common stock, par value $0.01 per share (the “Common Stock”); (iv) shares of preferred stock, par value $0.01 per share (the “Preferred Stock”); (v) depositary shares (the “Depositary Shares”) in the form of fractional interests in Debt Securities or fractional shares of the Preferred Stock in each case evidenced by depositary receipts (the “Receipts”); (vi) warrants to purchase Common Stock, Preferred Stock, Debt Securities or other securities described in the Registration Statement, or any combination of them (collectively, the “Warrants”); (vii) contracts for the purchase and sale of Common Stock, Preferred Stock, Debt Securities or other securities described in the Registration Statement (the “Purchase Contracts”); and (viii) units of the Company, consisting of one or more of the other securities described in the Registration Statement or debt obligations of third parties, including U.S. Treasury Securities (the “Units”, and together with the Debt Securities, the Common Stock, the Preferred Stock, the Depository Shares, the Receipts, the Warrants and the Purchase Contracts, the “Offered Securities”). The Offered Securities will be issued from time to time pursuant to the provisions of Rule 415 under the Securities Act.

BRUSSELS CHICAGO FRANKFURT HOUSTON LONDON LOS ANGELES MILAN

NEW YORK PALO ALTO PARIS ROME SAN FRANCISCO WASHINGTON

Fidelity National Information Services, Inc.

June 21, 2022

The Debt Securities may be issued in one or more series pursuant to (i) a senior indenture among the Company, certain other persons and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Senior Indenture”), or (ii) a subordinated indenture to be entered into between the Company and The Bank of New York Mellon Trust Company, N.A. (the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”), each of which is incorporated by reference as an exhibit to the Registration Statement. The Depositary Shares evidenced by Receipts may be issued pursuant to a Deposit Agreement (the “Deposit Agreement”) between the Company and a depositary, which will be filed as an exhibit to the Registration Statement when such Depositary Shares are issued. The Warrants may be issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”) to be entered into between the Company and a warrant agent or agents, which will be filed as an exhibit to the Registration Statement when such Warrants are issued. The Purchase Contracts may be issued pursuant to a Purchase Contract Agreement to be entered into between the Company and a bank or trust company as Purchase Contract Agent and a Pledge Agreement to be entered into between the Company, a Purchase Contract Agent and a bank or trust company as Collateral Agent, Custodial Agent and Securities Intermediary, each of which will be filed as an exhibit to the Registration Statement when such Purchase Contracts are issued. The Units may be issued pursuant to a Unit Agreement to be entered into between the Company and a bank or trust company as Unit Agent, which will be filed as an exhibit to the Registration Statement when such Units are issued.

We have examined such corporate records, certificates and other documents as we have considered necessary for the purposes hereof. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents. As to any facts material to our opinions, we have, when relevant facts were not independently established, relied upon the aforesaid records, certificates and documents.

Based upon and subject to the foregoing, and subject to the further limitations, qualifications and assumptions set forth below, we are of the opinion that:

1. Assuming that the Indentures, any Debt Securities and any supplemental indenture to be entered into in connection with the issuance of such Debt Securities have been duly authorized, when (i) the Registration Statement has become effective under the Securities Act, (ii) the applicable Indenture and a supplemental indenture in respect of such Debt Securities have been duly executed and delivered, (iii) the terms of such Debt Securities have been duly established in accordance with the applicable Indenture and the applicable supplemental indenture relating to such Debt Securities in a manner that does not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and that complies with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company and (iv) such Debt Securities have been duly executed and authenticated in accordance with the applicable Indenture and the applicable supplemental indenture relating to such Debt Securities and duly issued, paid for and delivered in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto, and in accordance with any underwriting agreement and the terms of any other Offered Securities pursuant to which Debt Securities may be issued, such Debt Securities (including any Debt Securities duly issued upon exchange or conversion of any shares of Preferred Stock or Warrants that are exchangeable or convertible into Debt Securities) will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors’ rights generally and to general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law).

Fidelity National Information Services, Inc.

June 21, 2022

2. Assuming that a Deposit Agreement relating to the Depositary Shares (the “Deposit Agreement”) has been duly authorized, when (i) the Registration Statement has become effective under the Securities Act, (ii) the Deposit Agreement has been duly executed and delivered, (iii) the terms of such Depositary Shares and of their issuance and sale have been duly established in conformity with the Deposit Agreement relating to such Depositary Shares and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company, (iv) (a) the Debt Securities relating to such Depositary Shares have been duly and properly authorized for issuance as contemplated in paragraph 1 above or (b) the shares of Preferred Stock relating to such Depositary Shares have been duly and properly authorized for issuance and are fully paid and non-assessable, (v) such Preferred Stock or the Debt Securities have been issued, paid for and delivered in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto and in accordance with any underwriting agreement and the terms of any Offered Securities pursuant to which the Debt Securities or shares of Preferred Stock, as the case may be, may be issued and (vi) the Receipts evidencing such Depositary Shares are issued against the deposit of such Preferred Stock or the Debt Securities as contemplated in the Registration Statement and any prospectus supplement relating thereto, and in accordance with the Deposit Agreement, any underwriting agreement and the terms of any Offered Securities relating to such issuance, such Receipts evidencing the Depositary Shares (including any Depositary Shares that may be issued upon exercise, conversion, exchange or otherwise pursuant to the terms of any other Offered Securities) will be validly issued and will entitle the holders thereof to the rights specified therein and in the Deposit Agreement.

3. Assuming that the Warrants and the terms of the offering thereof and related matters have been duly authorized, and their terms and the terms of their issuance and sale do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company, when (i) the Registration Statement has become effective under the Securities Act, (ii) the Warrant Agreement or Agreements relating to the Warrants have been validly executed and delivered by the Company and the Warrant Agent appointed by the Company, and (iii) the Warrants or certificates representing the Warrants have been executed, authenticated, issued, paid for and delivered as contemplated in the Registration Statement and any prospectus supplement relating thereto, and in accordance with any underwriting agreement, such Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors’ rights generally and to general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law).

Fidelity National Information Services, Inc.

June 21, 2022

4. Assuming that Purchase Contracts and the terms of the offering thereof and related matters have been duly authorized, and their terms and the terms of their issuance and sale do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company, when (i) the Registration Statement has become effective under the Securities Act, (ii) the other Offered Securities that are issuable upon the exercise of the Purchase Contracts have been duly and properly authorized for issuance and, in the case of Common Stock and Preferred Stock, are fully paid and non-assessable, and (iii) the Purchase Contracts have been executed, authenticated, issued, paid for and delivered as contemplated in the Registration Statement and any prospectus supplement relating thereto, and in accordance with any underwriting agreement, such Purchase Contracts will constitute valid and binding obligations of the Company enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors’ rights generally and to general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law).

5. Assuming that Units and the terms of the offering thereof and related matters have been duly authorized, and their terms and the terms of their issuance and sale do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company, when (i) the Registration Statement has become effective under the Securities Act, (ii) the other Offered Securities that are a component of such Units have been duly and properly authorized for issuance and, in the case of Common Stock and Preferred Stock, will, upon the issuance of the Units be, fully paid and non-assessable, (iii) in the case of Units consisting at least in part of debt obligations of third parties, such debt obligations at all relevant times constitute the valid and binding obligations of the issuers thereof enforceable against the issuers thereof in accordance with their terms, and (iv) the Units have been executed, authenticated, and if required, issued, paid for and delivered as contemplated in the Registration Statement and any prospectus supplement relating thereto, and in accordance with any underwriting agreement, such Units will constitute valid and binding obligations of the Company enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors’ rights generally and to general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law).

We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York and the federal laws of the United States of America.

We express no opinion as to the application of the securities or blue sky laws of the several states to the sale of the Offered Securities. Without limiting the generality of the foregoing, except as set forth herein, we express no opinion in connection with the matters contemplated by the Registration Statement, and no opinion may be implied or inferred, except as expressly set forth herein.

Fidelity National Information Services, Inc.

June 21, 2022

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and the use of our name under the heading “Legal Matters” in the Prospectus forming a part of the Registration Statement and in any amendments or supplements to the Registration Statement and Prospectus. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Willkie Farr & Gallagher LLP